Exhibit 23.1

Assentsure PAC UEN - 201816648N 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 13, 2026, relating to the consolidated financial statements of Agape ATP Corp and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

June 8, 2026